Exhibit 99.1

December 24, 2015

John Evey

Chairman

Envision Solar International

John,

Following the execution of our Note Settlement agreement today, I resign from Envision Solar's Board of Directors, effective immediately upon the completion of the transfer of the Payment, as defined in the executed agreement.

Best,

/s/ Robert Noble

 Robert Noble

www.the-noble-group.com